EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cinedigm Corp. on Amendment No. 2 to Form S-1, to be filed on or about December 23, 2016, of our report dated July 14, 2016, on our audits of the consolidated financial statements, which report was included in the Annual Report on Form 10-K for the year ended March 31, 2016. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ EisnerAmper LLP

New York, New York

December 23, 2016